                                                                      EXHIBIT 12

            GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges

                      Three Months Ended  March 31, 2001
                         (Dollar amounts in millions)

                                  (Unaudited)


                                                                                         Ratio of Earnings
                                                                                         to Fixed Charges
                                                                                         -----------------
Net earnings                                                                                  $ 212
Provision for income taxes                                                                      131
Minority interest                                                                                 1
Cumulative effect of accounting change                                                           15
                                                                                              -----
Earnings before income taxes, minority interest and cumulative effect of change in
 accounting principle                                                                           359

Fixed charges:
 Interest                                                                                        43
 Interest portion of net rentals                                                                  7
                                                                                              -----
Total fixed charges                                                                              50

Less interest capitalized, net of amortization                                                  ---
                                                                                              -----
Earnings before income taxes, minority interest and cumulative effect of change in
 accounting principle, plus fixed charges                                                     $ 409
                                                                                              =====

Ratio of earnings to fixed charges                                                              8.2
                                                                                              =====

For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.